UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 1, 2018 (April 25, 2018)

DOWDUPONT INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38196	81-1224539
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o The Dow Chemical Company 2030 Dow Center Midland, MI 48674	c/o E. I. du Pont de Nemours and Company 974 Centre Road Wilmington, DE 19805
(Address of principal executive offices)

(989) 636-1000	(302) 774-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 25, 2018, DowDuPont Inc. (the “Company”) held its Annual Meeting of Stockholders. As of the close of business on February 26, 2018, the record date for the Annual Meeting, 2,325,945,219 shares of the Company’s common stock, par value $0.01 per share, were outstanding and entitled to vote. A total of 2,015,626,672 shares of common stock were voted in person or by proxy, representing 86.65 percent of the shares entitled to be voted. The following are the final voting results on the matters considered and voted upon at the Annual Meeting, all of which are described in the Company’s 2018 Proxy Statement.

Agenda Item 1—Election of Directors. The Company’s stockholders elected the following 16 nominees to serve on the Board of Directors of the Company until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Director	For	Against	Abstain	Broker Non-Votes
Lamberto Andreotti	1,651,368,672	35,075,457	6,362,625	322,819,918
James A. Bell	1,610,522,540	76,757,863	5,526,351	322,819,918
Edward D. Breen	1,659,599,449	27,604,831	5,602,474	322,819,918
Robert A. Brown	1,639,139,499	47,179,951	6,487,304	322,819,918
Alexander M. Cutler	1,654,995,969	31,518,639	6,292,146	322,819,918
Jeff M. Fettig	1,616,670,329	70,644,728	5,491,697	322,819,918
Marillyn A. Hewson	1,645,456,145	41,422,925	5,927,684	322,819,918
Lois D. Juliber	1,609,864,895	76,882,063	6,059,796	322,819,918
Andrew N. Liveris	1,610,151,516	76,927,331	5,727,907	322,819,918
Raymond J. Milchovich	1,657,100,246	29,330,062	6,376,446	322,819,918
Paul Polman	1,641,387,483	45,323,050	6,096,221	322,819,918
Dennis H. Reilley	1,637,624,251	49,168,670	6,013,833	322,819,918
James M. Ringler	1,374,689,906	312,170,904	5,945,944	322,819,918
Ruth G. Shaw	1,641,133,231	45,962,243	5,711,280	322,819,918
Lee M. Thomas	1,671,233,372	15,021,950	6,551,432	322,819,918
Patrick J. Ward	1,663,798,444	22,636,790	6,371,520	322,819,918

Agenda Item 2—Advisory Vote on Executive Compensation. The Company’s stockholders approved, by advisory vote, the compensation of its named executive officers.

For	Against	Abstain	Broker Non-Votes
1,576,607,731	104,942,455	11,256,568	322,819,918

Agenda Item 3 – Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. The Company’s stockholders approved, by advisory vote, one year as the frequency for future advisory votes on executive compensation.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,609,354,050	42,865,702	31,423,019	9,163,983	322,819,918

The Company will include an advisory vote to approve executive compensation on an annual basis until the next required vote on the frequency of future advisory votes to approve executive compensation.

Agenda Item 4—Ratification of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2018.

For	Against	Abstain	Broker Non-Votes
1,871,602,593	136,973,774	7,050,305	0

Agenda Item 5—Stockholder Proposal on Elimination of Supermajority Voting Thresholds. The Company’s stockholders approved a stockholder proposal regarding the elimination of supermajority voting thresholds.

For	Against	Abstain	Broker Non-Votes
1,201,774,414	475,018,758	16,013,582	322,819,918

Agenda Item 6—Stockholder Proposal on Preparation of an Executive Compensation Report. The Company’s stockholders did not approve a stockholder proposal regarding a request for a report regarding executive compensation.

For	Against	Abstain	Broker Non-Votes
116,429,144	1,558,128,346	18,249,264	322,819,918

Agenda Item 7—Stockholder Proposal on Preparation of a Report on Sustainability Metrics in Performance-Based Pay. The Company’s stockholders did not approve a stockholder proposal regarding a request for a report about sustainability metrics in performance-based pay.

For	Against	Abstain	Broker Non-Votes
130,376,714	1,544,877,466	17,552,574	322,819,918

Agenda Item 8—Stockholder Proposal on Preparation of a Report on Investment in India. The Company’s stockholders did not approve a stockholder proposal regarding a request for a report regarding the Company’s investments in India.

For	Against	Abstain	Broker Non-Votes
80,272,999	1,580,645,667	31,888,088	322,819,918

Agenda Item 9—Stockholder Proposal on Modification of Threshold for Calling Special Stockholder Meetings. The Company’s stockholders did not approve a stockholder proposal regarding the modification of the required threshold for calling special stockholder meetings.

For	Against	Abstain	Broker Non-Votes
636,497,406	1,040,380,169	15,929,179	322,819,918

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOWDUPONT INC.
(Registrant)

BY:	/s/ Stacy L. Fox
NAME:	Stacy L. Fox
TITLE:	General Counsel & Secretary

May 1, 2018

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